UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2018

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2018, Wynn Resorts, Limited (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ms. Elaine P. Wynn regarding the composition of the Company’s Board of Directors (the “Board”) and certain other matters.

The Cooperation Agreement provides, among other things, that:

•	Concurrent with the execution of the Cooperation Agreement, the Company will increase the size of the Board and appoint Mr. Philip G. Satre as a Class I director and Vice Chairman of the Board.

•

Mr. Satre will be named sole Chairman of the Board immediately following the resignation of the current Chairman from such position and no later than December 31, 2018, unless the Board determines in good faith after consulting outside counsel that such appointment would violate the Board’s fiduciary duties. If Mr. Satre is not appointed as sole Chairman by December 31, 2018, the Board will take such actions (if any) as are necessary to ensure that the Company’s deadline for director nominations remains open for no less than 45 days following December 31, 2018. Following his appointment, Mr. Satre is entitled to serve as sole Vice Chairman until he is appointed sole Chairman of the Board, and as sole Chairman of the Board through the day after the conclusion of the 2020 annual meeting of the Company’s stockholders (the “Commitment Date”), in each case, unless the Board determines in good faith after consulting outside counsel that Mr. Satre’s continued service as Vice Chairman or Chairman of the Board, as applicable, would violate the Board’s fiduciary duties.

•

Concurrent with or prior to his appointment as Chairman, Mr. Satre will also be appointed as a member of the Nominating and Corporate Governance Committee of the Board (the “Corporate Governance Committee”).

•

Concurrent with the execution of the Cooperation Agreement, Mr. Satre will be appointed an ex officio representative to the Company’s Corporate Compliance Committee and the lead Board representative thereon. Mr. Satre will also be consulted on, provide input on and, as appropriate, participate in any substantive communications with regulators about matters that are material to the Company, and Mr. Satre will be consulted on, and will provide input on, any Board action that could reasonably be determined to affect the Company’s standing with its regulators in any material respect.

•

During the period beginning on the date (if any) that Mr. Satre becomes Chairman and ending on the later of the date Mr. Satre ceases to be Chairman and the conclusion of the 2020 annual meeting of the Company’s stockholders (the “Standstill Period”), Ms. Wynn will be subject to customary standstill restrictions relating to, among other things, share purchases subject to a cap of 9.9% of the Company’s outstanding common stock, nominating persons for election at any meeting of the Company’s stockholders at which directors are to be elected, submitting any stockholder proposals at, or bringing any other business before, any meeting of the Company’s stockholders, engaging in the solicitation of proxies or written consents or any “withhold” or similar campaign with respect to any stockholder meeting, calling any special meeting of the Company’s stockholders, making any public statement with respect to any extraordinary transaction involving the Company, seeking to influence or control the management, the Board, business or policies of the Company, and other related matters, in each case, subject to certain exceptions including communicating privately with representatives of the Company so long as such private communications would reasonably be determined not to trigger public disclosure obligations for Ms. Wynn or the Company. Also, Ms. Wynn has agreed that she will communicate any specific operational or governance proposals with respect to the Company solely to the Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Board or Vice Chairman of the Board.

•

Ms. Wynn has also agreed that, from the date of the Cooperation Agreement through the end of the Standstill Period, she will not propose any additional directors or seek to accelerate the timeline for the appointment of Mr. Satre as Chairman.

•

Until the Commitment Date, the Board will recommend to the Company’s stockholders that they vote against any proposal to remove Mr. Satre from the Board, and will solicit proxies against any proposal to remove Mr. Satre from the Board, in each case, unless the Board determines in good faith, after consulting outside counsel, that such action would violate the Board’s fiduciary duties.

•	During the Standstill Period, Ms. Wynn has agreed to vote her shares in accordance with the Board’s recommendations with respect to each election and any removal of directors.

•	Each party agreed to a release with respect to the other party (and certain other persons), subject to certain exceptions.

•	Each party agreed to non-disparagement provisions applicable from the date of the Cooperation Agreement through the termination of the Cooperation Agreement, subject to certain exceptions.

•	Each party agreed not to pursue any legal proceeding against the other party or its representatives during the Standstill Period, subject to certain exceptions.

•

If at any time before the 2020 annual meeting of the Company’s stockholders, Mr. Satre ceases to serve on the Board due to his death or inability to act as Chairman of the Board, either due to his own or his spouse’s illness or accident or other mental or physical incapacity, and Ms. Wynn owns at such time at least 5% of the Company’s outstanding common stock, then Ms. Wynn will be entitled to propose a candidate to replace Mr. Satre as an independent director, Chairman and member of the Corporate Governance Committee (a “Replacement Director”), subject to the approval of the Corporate Governance Committee (not to be unreasonably withheld, conditioned or delayed). The Cooperation Agreement will terminate if the Corporate Governance Committee does not approve the appointment of such candidate.

•

The Company has agreed to reimburse Ms. Wynn for actual out-of-pocket expenses incurred in connection with the 2018 annual meeting of the Company’s stockholders and the negotiation of the Cooperation Agreement, up to a cap of $5,000,000.

•

The Cooperation Agreement will terminate automatically on the later of the Commitment Date and the end of the Standstill Period. In addition, the Cooperation Agreement will terminate under certain other circumstances, including if a Replacement Director is not approved by the Corporate Governance Committee or upon the Board’s good faith determination after consulting outside counsel that Mr. Satre’s continued service as Vice Chairman or Chairman of the Board, as applicable, would violate the Board’s fiduciary duties.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Cooperation Agreement described above in Item 1.01, on August 3, 2018, the Board increased the size of the Board, appointed Mr. Philip G. Satre as a Class I director, elected him as Vice Chairman of the Board, and appointed him as a member of the Nominating and Corporate Governance Committee of the Board and as an ex officio member of the Corporate Compliance Committee.

In accordance with, and subject to the terms of the Cooperation Agreement, the Board plans to appoint Mr. Satre as Chairman of the Board on or prior to December 31, 2018.    For his service as non-employee director, Mr. Satre will participate in the standard compensation arrangements for the Company’s non-employee directors and will receive compensation for his services as Vice Chairman (or Chairman, as applicable) of the Board in an amount that is no less than the annual compensation payable to the current Chairman of the Board, in each case, which are described under the heading “Board Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2018. Pursuant to the Cooperation Agreement, in the event the compensation of the Chairman of the Board is not determined at the time of determination of Mr. Satre’s compensation, such compensation will be no less than an amount that is the median of a benchmarked range to be reported by an independent consultant mutually selected by the Company and Ms. Wynn.

There are no related party transactions between the Company and Mr. Satre that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release addressing the matters described in this report is attached hereto and furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated August 3, 2018, by and between Wynn Resorts, Limited and Elaine P. Wynn.

99.1	Press release, dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: August 6, 2018	By:	/s/ Ellen Whittemore
	Name:	Ellen Whittemore
	Title:	Executive Vice President and General Counsel